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                                                                    EXHIBIT 99.1

                          MEMORANDUM OF UNDERSTANDING



         THIS Memorandum of Understanding is entered into this 29th day of November, 1994 by and between Texaco Exploration and Production Inc. ("Seller") and Apache Corporation ("Buyer"). Seller and Buyer are sometimes collectively referred to as the "Parties." This Memorandum of Understanding sets forth the understandings and agreements of the Parties with respect to the purchase of certain assets of Texaco:

         1. THE PROPOSED TERMS OF SALE. The Parties agree that it is their mutual intent to complete negotiations on and to enter into a definitive Purchase and Sale Agreement (the "Agreement"), substantially in the form attached hereto as Exhibit "A" and to negotiate and agree upon all Schedules and Exhibits to the Agreement. For purpose of the Memorandum of Understanding, except as otherwise expressly provided herein, the capitalized terms in the Memorandum of Understanding shall have the same meaning assigned to them in the Agreement.

         2. DEFINITIVE AGREEMENT. The Parties agree to use their best efforts to negotiate diligently and in good faith to reach a final, definitive agreement to be signed on or before December 22, 1994, if all corporate approvals as counsel may deem reasonably necessary to enter into the Agreement and if approval by executive management of each Party shall have been received.

         3. NON-BINDING OBLIGATION. Except for Paragraphs 4, 5, 6, 7, 8, and 9 hereof, neither this Memorandum of Understanding nor any oral or written communication between the Parties pertaining to the subject matter hereof shall constitute a legally binding obligation. The Parties shall not be bound until the execution and delivery by the Parties of a final and definitive Agreement pursuant to Paragraph 2 hereof.

         4. TERM. This Memorandum of Understanding shall expire without further action of the Parties at 5:00 p.m. Houston time December 22, 1994 unless earlier terminated upon the occurrence of any of the following: (a) execution of the Agreement as contemplated by Paragraph 3 hereof; or (b) by mutual written agreement of the Parties. In the event that this Memorandum of Understanding expires or terminates, all agreements between the Parties shall terminate (except for the Confidentially Agreement) and Buyer shall take no action that would indicate that Buyer has any right to claim any interest in the Assets.

         5. GOVERNING LAW. This Memorandum of Understanding shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflicts of law principles thereof. Any disputes shall be resolved by binding arbitration in accordance with the rules of commercial arbitration of the American Arbitration Association.
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         6.      EXCLUSIVE DEALING.  Until the execution of the Agreement,
except (i) as otherwise consented to by Buyer in writing, (ii) in connection with the communications required to comply with preferential purchase rights, or (iii) the termination of dealings with other parties with whom Seller has previously communicated regarding the purchase of the Assets; Seller shall not either directly or indirectly through a representative (a) provide information to any Person or representative of such Person, which would assist such Person in evaluating the prospects of purchasing the Assets, (b) initiate, encourage, solicit, analyze or respond to any inquiries, offers, proposals, bids or other investigations by any Person to acquire all or any of the Assets (other than to indicate that the Assets are not for sale), (c) enter into or agree to enter into any transactions, the result of which would interfere, hinder, delay or materially change the effect of the transaction contemplated by the Agreement, or (d) negotiate with any Person with respect to any such transaction.

         7. CONFIDENTIALITY. This Memorandum of Understanding shall be subject to and governed by that certain confidentiality agreement between Seller and Buyer dated September 2, 1994, as amended ("Confidentiality Agreement").

         8. PRESS RELEASE. No Party will make any press release or public announcement respecting the Memorandum of Understanding without the consent of the other Party, unless the Party refuses to consent and the Parity desiring to make the release or other announcement is required to comply with any statute, law or regulation.

         9. COSTS AND EXPENSES. The Parties shall each pay their respective expenses in connection with the transactions contemplated by this Memorandum of Understanding.


         IN WITNESS WHEREOF, the Parties hereto have executed this Memorandum of Understanding the day and date first above written.

                                           TEXACO EXPLORATION AND
                                           PRODUCTION, INC.


                                           /s/ Clarence P. Cazalot
                                           Clarence P. Cazalot
                                           President


                                           APACHE CORPORATION


                                           /s/ G. Steven Farris
                                           G. Steven Farris
                                           President and Chief Operating Officer